TO THE EXTENT THAT THIS SECURED PROMISSORY NOTE AND FOUR OTHERS MADE CONCURRENTLY BY CALPIAN, INC. ARE CONSIDERED TO BE SECURITIES THIS AND THE OTHER FOUR NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

CALPIAN, INC.

SECURED PROMISSORY NOTE

$[*]                                      Date: November 30, 2015
     Dallas, Texas

For Value Received, Calpian, Inc., a Texas corporation (the “Borrower” or the “Company”), hereby promises to pay to the order of [*], a [*] (the “Lender”), whose address is [*], in lawful money of the United States of America and in immediately available funds, the principal sum of [*] Dollars ($[*]) (the “Loan”), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

This Secured Promissory Note (the “Note”) is executed and delivered in connection with that certain Loan and Security Agreement by and between Borrower and Lender dated November 30, 2015, attached hereto and incorporated herein by reference (the “Loan Agreement”), and is entitled to the benefits of and is subject to the terms contained in that Loan Agreement. Capitalized terms not herein defined shall have the meaning set forth in the Loan Agreement. This Note is issued in connection with that certain Note and Warrant Subscription Agreement by and between the Borrower and the Lender (as the same may from time to time be amended, modified or supplemented), of even date herewith (the “Warrant Agreement”), and is one of a series of five (5) secured promissory notes that may be issued by the Company to multiple lenders participating in the Notes Offering, as defined in the Purchase Agreement.

1.    Principal Repayment. The outstanding principal amount of the Loan shall be payable one (1) calendar year from the date first written above (“Maturity Date”), subject to the terms and limitations hereunder. The Borrower may prepay, without penalty, this Note in whole or in part, including any unpaid interest accrued on the amount to be prepaid, at any time prior to the Maturity Date without the written consent of Lender, at Borrower’s sole discretion (a “Prepayment”).

2.    Interest Rate. The Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding, from the date of this Note until all such principal amounts shall have been repaid in full. Interest shall be payable monthly at the Applicable Rate, as defined below, and shall be calculated on the basis of a 360-day year (“Interest”). During the first month and continuing through the seventh month from the date hereof, Interest shall accrue at a rate of Twelve Percent (12%) per annum; during the eighth month from the date hereof, Interest shall accrue at a rate of Thirteen Percent (13%) per annum; during the ninth month from the date hereof, Interest shall accrue at rate of Fourteen Percent (14%) per annum; during the tenth month from the date hereof, Interest shall accrue at a rate of Fifteen Percent (15%) per annum; during the eleventh month from the date hereof, Interest shall accrue at a rate of Sixteen Percent (16%) per annum; and during the twelfth month, Interest shall accrue at a rate of Seventeen Percent (17%) per annum (each month’s Interest rate, an “Applicable Rate”). Interest shall be due and payable in monthly installments on or before the 5th calendar day of December 2015 and on the fifth (5th) day of each ensuing month, with any remaining amounts payable on the Maturity Date.

3.    Place of Payment. All amounts of Interest and principal payable hereunder shall be payable to the Lender by check delivered to the address specified above or to such bank with wire transfer directions as provided by Lender.

4.    Application of Payments. Any payments on this Note shall be applied first to accrued Interest, and thereafter to the outstanding principal balance hereof.

5.    Use of Proceeds. The proceeds from this Note shall be used by the Borrower for the purpose of paying off outstanding debt of the Borrower and to satisfy certain payable of the Company.

6.    Secured Obligation. Subject to and pursuant to the terms of the Loan Agreement, the Borrower has granted to the Lender a first priority lien and security interest in, to and under certain assets of the Borrower. The Borrower and the Lender agree that the security interest granted in connection with this Note shall be governed by the Loan Agreement. In the event of a conflict between this Note and the Loan Agreement, the parties agree that the Loan Agreement shall control.

7. Events of Default and Remedies. Events of Default and Remedies shall be governed by and pursuant to the terms of the Loan Agreement. The Borrower and the Lender agree that the Events of Default and Remedies in connection with this Note shall be governed by the Loan Agreement. In the event of a conflict between this Note and the Loan Agreement, the parties agree that the Loan Agreement shall control.

8. Unconditional Obligation; No Offset. The Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of the Borrower not subject to offset, deduction or counterclaim of any kind. The Borrower hereby waives any rights of offset it now has or may have hereafter against the Lender, its successors and assigns, and agrees to make the payments of principal or Interest called for herein in accordance with the terms of this Note.

9. Indemnity and Expenses. The Borrower agrees:

(a)To indemnify and hold harmless the holder of the Note and each of its partners, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments suits, actions, threats and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b)To pay and reimburse the holder of the Note upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the holder of the Note may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Borrower to perform or observe any of the provisions hereof. The provisions of this Section 9 shall survive the execution and delivery of this Note, the repayment of any or all of the principal or Interest owed pursuant hereto, and the termination of this Note.

10.    Due Authorization. The Borrower has the full power and authority to execute and deliver this Note and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery (or filing or adoption, as the case may be), and performance by the Borrower of this Note have been duly authorized by the Borrower. This Note is a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and by equitable principles in any action (legal or equitable) and by public policy.

11.    Modification. This Note is being issued as one of a series of five (5) notes issued by the Borrower under the Notes Offering described in the Warrant Agreement and any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the subordination features) may be waived or modified only in writing, signed by the Borrower and the Lender.

12.    Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any action brought to enforce or interpret this Note shall be brought in the courts located in Dallas County, Texas.

13. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of Interest than under state law) and that this Section shall control every other covenant and agreement in this Note, the Loan Agreement and the Purchase Agreement. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under either or both the Loan Agreement and the Purchase Agreement, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any Interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note, the Loan Agreement and the Purchase Agreement shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of Interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

14.    Transfers, Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to the Borrower and shall extend to any holder hereof.

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IN WITNESS WHEREOF, the Borrower has duly executed this Secured Promissory Note as of the date first written above.

BORROWER:
CALPIAN, INC.

By: ___________________
Harold Montgomery
Chief Executive Officer